SUB-ITEM 77C

               AIM GLOBAL TELECOMMUNICATIONS AND TECHNOLOGY FUND





A Special Meeting of Shareholders of AIM Global Telecommunications and Technology Fund (the "Fund"), a portfolio of AIM Investment Funds, a Delaware business trust (the "Trust"), was held on August 17, 2001. The meeting was held for the following purposes:

(1)* To elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.

(2)    To approve a new Investment Advisory Agreement with A I M Advisors, Inc.

(3)    To approve changing the fundamental investment restrictions of the Fund.

(4)    To approve making the investment objective of the Fund non-fundamental.

(5) To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:


                                                                    Withheld/
         Trustees/Matter                          Votes For        Abstentions
         ---------------                          ---------        -----------
(1)*     Robert H. Graham........................104,314,837         3,884,079
         Frank S. Bayley.........................104,294,972         3,903,944
         Ruth H. Quigley.........................104,221,667         3,977,249
         Bruce L. Crockett.......................104,316,746         3,882,170
         Owen Daly II............................104,133,611         4,065,305
         Albert R. Dowden........................104,333,638         3,865,278
         Edward K. Dunn, Jr......................104,246,262         3,952,654
         Jack M. Fields..........................104,345,696         3,853,220
         Carl Frischling.........................104,193,869         4,005,047
         Prema Mathai-Davis......................104,249,127         3,949,789
         Lewis F. Pennock........................104,311,203         3,887,713
         Louis S. Sklar..........................104,300,433         3,898,483

                                                                                               Votes       Withheld/
         Matter                                                               Votes For        Against     Abstentions
         ------                                                               ---------        -------     -----------
(2)      Approval of a new Investment Advisory Agreement with
         A I M Advisors, Inc...................................................53,859,583     1,769,658     2,199,363

(3) (a)  Approval of the Modification of the Fundamental Restriction on
         Portfolio Diversification.............................................40,445,291     2,033,671    15,349,642**

(3) (b)  Approval of the Modification of the Fundamental Restriction on
         Issuing Senior Securities and Borrowing Money.........................39,901,588     2,496,791    15,430,225**

--------
* Proposal 1 required approval by a combined vote of all of the portfolios of AIM Investment Funds
**   Includes Broker Non-Votes

AIM Global Telecommunications and Technology Fund
Page 2 of 2

                                                                                               Votes       Withheld/
         Matter                                                               Votes For        Against     Abstentions
         ------                                                               ---------        -------     -----------
(3) (c)  Approval of the Modification of the Fundamental Restriction on
         Underwriting Securities...............................................40,116,887     2,247,764    15,463,953**

(3) (d)  Approval of the Modification to or Addition of the Fundamental
         Restriction on Industry Concentration.................................40,326,174     2,086,132    15,416,298*  *

(3) (e)  Approval of the Modification of the Fundamental Restriction on
         Real Estate Investments...............................................40,195,231     2,257,814    15,375,559**

(3) (f)  Approval of the Modification of the Fundamental Restriction on
         Purchasing or Selling Commodities.....................................39,945,301     2,492,719    15,390,584**

(3) (g)  Approval of the Modification of the Fundamental Restriction on
         Making Loans..........................................................39,749,394     2,627,305    15,451,905**

(3) (h)  Approval of the Modification of the Fundamental Policy on Investment
         in Investment Companies...............................................40,021,462     2,381,189    15,425,953**

(4)      Approval of Making the Investment Objective of the Fund
         Non-Fundamental.......................................................39,785,657     2,585,654    15,457,293**

(5)      Ratification of the selection of PricewaterhouseCoopers LLP as
         Independent Accountants of the Fund...................................54,643,539     1,242,176     1,942,889

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**   Includes Broker Non-Votes